UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 16, 2016
RETAIL PROPERTIES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (630) 634-4200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information in this Item 2.02 – “Results of Operations and Financial Condition” is being furnished. Such information, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
On February 16, 2016, Retail Properties of America, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2015. A copy of this press release as well as a copy of the supplemental financial information referred to in the press release are made available on the Company’s website and are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.
Set forth below is a non-GAAP financial measure that is included in the attached press release together with the most directly comparable GAAP financial measure.
For the year ended December 31, 2015, “Net income attributable to common shareholders” increased $81.7 million from $33.9 million for the year ended December 31, 2014 to $115.6 million in 2015. In our press release referred to above, we disclose that our same store net operating income, or same store NOI, for the year ended December 31, 2015 increased 2.9% compared to 2014.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibits are included in this Report:
99.1    Press Release dated February 16, 2016.
99.2    Retail Properties of America, Inc. Supplemental Information for the quarter ended December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

		By:	/s/ HEATH R. FEAR

Heath R. Fear
Date:	February 16, 2016		Executive Vice President,
Chief Financial Officer and Treasurer